Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-165486 on Form S-3 of our reports dated April 16th, 2012, relating to the consolidated financial statements of China GengSheng Minerals, Inc. (which report expresses an unqualified opinion).

PKF
Certified Public Accountants
Hong Kong, China